                                                                    EXHIBIT 11
                      WPS RESOURCES CORPORATION


===============================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                      Three Months Ended
(Thousands)                                                     March 31
                                                          1998           1997
===============================================================================

Shares of common stock at beginning of period            23,864         23,883
Shares of common stock purchased for deferred
  compensation trust -

     Date of Deferred               Number
Compensation Trust Purchase       of Shares
---------------------------       ---------

January 20, 1998                      1                       1
February 23, 1998                     1                       1
March 23, 1998                        2                       2
January 20, 1997                      2                                      2
February 20, 1997                     1                                      1
March 20, 1997                        2                                      2
-------------------------------------------------------------------------------
Shares of common stock at end of period                  23,860         23,878
===============================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
March 31, 1998          19         23,864               453,416
March 31, 1997          19         23,883                              453,772


Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
March 31, 1998          34         23,862               811,308
March 31, 1998          28         23,861               668,108
March 31, 1998           9         23,860               214,740
March 31, 1997          31         23,881                              740,297
March 31, 1997          28         23,879                              668,617
March 31, 1997          12         23,877                              286,527
-------------------------------------------------------------------------------
Total days - weighted                                 2,147,572      2,149,213
===============================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                          23,862         23,880
===============================================================================

Earnings on common stock, as set forth
  in statements of income                               $17,101        $18,235
===============================================================================

Earnings per share of common stock based on
  weighted average shares                                 $0.72          $0.76
===============================================================================